 EXHIBIT 10.17

CREDIT FACILITY RENEWAL AGREEMENT

THIS CREDIT FACILITY RENEWAL AGREEMENT is executed as of April 26, 2018, by NEWBEVCO, INC., a Delaware corporation (the “Borrower”), and the remaining entities signing below (collectively, the “Guarantors”) in favor of FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”).

WITNESSETH:

WHEREAS, the Borrower obtained a credit facility (the “Loan”) from the Bank in the original principal amount of Twenty Five Million and 00/100 Dollars ($25,000,000.00) pursuant to that certain Credit Agreement between the Borrower and the Bank dated as of June 18, 2015 (the “Credit Agreement”); and

WHEREAS, the credit facility was subject to the guaranty of each of the Guarantors pursuant to that certain Continuing and Unconditional Guaranty from the Guarantors in favor of the Bank dated as of June 18, 2015 (the “Guaranty”); and

WHEREAS, to induce the Bank to renew the Loan, the Borrower and the Guarantors agree to reaffirm all of their respective obligations to the Bank pursuant to the Credit Agreement, the Guaranty and all other documents they executed in connection with the Loan and the renewal (collectively, the “Loan Documents”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Guarantors agree as follows:

1.     The definition of “Termination Date” in the Credit Agreement is amended to June 18, 2021.

2.     Except as set forth herein, all terms and conditions set forth in the Loan Documents shall continue to apply to the Loan, as renewed, and shall be for the benefit of the Bank. More specifically and without limiting the effect of the foregoing, the Borrower and the Guarantors acknowledge and agree that their respective representations, warranties, covenants and obligations contained within the Loan Documents shall remain representations, warranties, covenants and obligations of them and shall be deemed to be made as of the date of this Agreement, in addition to the dates on which they were previously made to the Bank.

3.     The Borrower and the Guarantors hereby release and discharge the Bank and its successors, assigns, officers, managers, directors, shareholders, employees and agents (collectively, the “Bank Parties”) and do hereby jointly and severally indemnify and hold harmless the Bank Parties from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity (including, without limitation, claims of fraud, duress, mistake, tortious interference or usury), whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether or not heretofore asserted, for or because of or as a result of any act, omission, communication, transaction, occurrence, representation, promise, damage, breach of contract, fraud, violation of any statute or law, commission of any tort, or any other matter whatsoever or thing done, omitted or suffered to be done by the Bank Parties which have occurred in whole or in part, or were initiated at any time up to and through the execution of this Reaffirmation of Obligations. In addition, the Borrower and the Guarantors hereby acknowledge, confirm and warrant to the Bank that, as of the date hereof, none of the Borrower or any of the Guarantors has any defense, right of set-off, claim or counterclaim against the Bank under, arising out of, or in any manner connected with the Loan, the Loan Documents, any collateral pledged to the Bank in connection with the Loan, or against any of the indebtedness evidenced or secured thereby or under any other documents executed in connection therewith or relating thereto, any and all of which the Borrower and the Guarantors hereby expressly waive.

4.     The Borrower shall pay the legal fees and costs of Frank, Weinberg & Black, P.L., the Bank’s counsel, in connection with the renewal of the Loan. The Borrower and the Guarantors acknowledge that the legal services performed by Frank, Weinberg & Black, P.L. in connection with the renewal of the Loan are being performed on behalf of the Bank and not the Borrower or any of the Guarantors. Such services are being paid for by the Borrower as part of the loan renewal costs as reflected on the Closing Statement.

5.     THE BORROWER AND THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE REAFFIRMATION OF OBLIGATIONS, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THE BORROWER AND THE GUARANTORS ACKNOWLEDGE THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT TO THE BANK TO GRANT PERMISSION FOR THE RENEWAL.

The undersigned have caused this Reaffirmation of Obligations to be duly executed and delivered on the day and year first above written.

Newbevco, Inc., a Delaware corporation

Bevco Sales, Inc., a Delaware corporation

Big Shot Beverages, Inc., a Delaware corporation

Everfresh Beverages, Inc., a Delaware corporation

Faygo Beverages, Inc., a Michigan corporation

Faygo Sales Company, a Texas corporation

National Beverage Vending Company, a Delaware corporation

National Productions, Inc., a Delaware corporation

National Retail Brands, Inc., a Delaware corporation

Paco, Inc., a Delaware corporation

Shasta Beverages, Inc., a Delaware corporation

Shasta Beverages International, Inc., a Delaware corporation

Shasta Midwest, Inc., a Delaware corporation

Shasta Sales, Inc., a Delaware corporation

Shasta SW Inc., a Delaware corporation

Shasta Sweetener Corp., a Delaware corporation

Shasta West, Inc., a Delaware corporation

By:/s/ George Bracken

     George Bracken, Vice President

2